As filed with the Securities and Exchange Commission on April 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZEALAND PHARMA A/S

(Exact name of registrant as specified in its charter)

The Kingdom of Denmark	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Smedeland 36
2600 Glostrup (Copenhagen)
Denmark
Tel: +45 88 77 36 00
(Address and telephone number of registrant’s principal executive offices)

CT Corporation Systems
111 Eighth Avenue, 13th Floor
New York, NY 10011
Tel: +1 212 894 8940
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc A. Recht	Thomas Holst Laursen
Joshua A. Kaufman	Micha Fritzen
Cooley LLP	Plesner Advokatpartnerselskab
The Grace Building	Amerika Plads 37
1114 Avenue of the Americas New York, NY 10036	2100 Copenhagen Denmark
Tel: + 1 212 479 6000	Tel: + 45 33 12 11 33

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, DKK 1 nominal value per share(2)	(3)	(3)	$200,000,000	$24,240

(1)          There are being registered hereunder such indeterminate number of ordinary shares as may from time to time be offered hereunder at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, as shall have aggregate initial offering price not to exceed $200,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional ordinary shares that may be offered or issued in connection with any share split, share dividend or similar transactions.

(2)          The ordinary shares registered hereby may be represented by American Depositary Shares, or ADSs, each of which represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-219456).

(3)          Omitted pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any U.S. state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2019

PROSPECTUS

$200,000,000

ZEALAND PHARMA A/S

Ordinary Shares

Including Ordinary Shares Represented by American Depositary Shares

From time to time, we may offer and sell up to $200,000,000 of our ordinary shares. This prospectus describes the general manner in which these securities will be offered. We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our ordinary shares may be represented by American Depositary Shares, or ADSs. Each ADS represents one ordinary share. ADSs representing our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “ZEAL.” Our ordinary shares are listed on Nasdaq Copenhagen A/S, or Nasdaq Copenhagen, under the symbol “ZEAL.” On March 29, 2019, the closing price of ADSs, as reported on The Nasdaq Global Select Market, was $17.02 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the prospectus supplement.

Securities may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in these securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. A representation to the contrary is a criminal offense.

The date of this prospectus is                                  , 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $200,000,000 of ordinary shares (including ordinary shares represented by ADSs).

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to the “Company,” “Zealand,” “we,” “us” and “our” refer to Zealand Pharma A/S and its subsidiaries.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

We are incorporated in Denmark, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.

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PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in Danish kroner and report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the consolidated financial statements presented or incorporated by reference in this prospectus were prepared in accordance with accounting principles generally accepted in the United States. The terms “dollar,” “USD” or “$” refer to U.S. dollars, the terms “Danish kroner” and “DKK” refer to the legal currency of Denmark. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

About Zealand Pharma A/S

Company Overview

We are a biotechnology company focused on the discovery, design and development of innovative peptide-based medicines.  Our current pipeline of internal product candidates focus on specialty gastrointestinal and metabolic diseases. We have four fully owned programs in late clinical development:

•                  Glepaglutide, a long-acting GLP-2 analog in development for the treatment of short bowel syndrome (SBS). The pivotal Phase 3 trial in 129 patients was initiated in Q4 2018 with expected results by mid- 2020.

•                  Dasiglucagon in Dual-hormone pump therapy for diabetes treatment. We have already reported positive results from two Phase 2a trials during the second quarter of 2017, and the initiation of a small Phase 2b trial in  iLet™ dual-hormone artificial pancreas system is planned for 2019.

•                  Dasiglucagon Hypoplal ® Rescue Pen for severe hypoglycemia.  Ready-to-use dasiglucagon may offer diabetes patients and their families a fast treatment solution for severe hypoglycemia that is easier to use than currently marketed glucagon kits. The pivotal Phase 3 trial with dasiglucagon for the treatment of severe hypoglycemia was completed with good results in 2018. A pediatric Phase 3 trial was initiated in the end of 2018, with results expected in H2 2019.

•                  Dasiglucagon for Congenital hyperinsulinism. Congenital hyperinsulinism is an ultra-rare but devastating disease caused by inappropriately elevated insulin secretion irrespective of glucose levels. This leads to frequent and often severe hypoglycemia and long-term irreversible damage to health. In 2017, the FDA in the U.S. and the Committee for Orphan Medicinal Products in the EU issued a positive opinion on an orphan medicinal product application for our glucagon analog. In January 2018, the FDA issued a safe-to-proceed letter, and a first Phase 3 trial started in Q1 2019.

In addition to the late stage clinical programs, our portfolio also includes two clinical license collaborations with Boehringer Ingelheim, as well as a pipeline of pre-clinical programs with the potential to enter into the clinic in 2019 and the years to come.

Corporate Information

We were incorporated on April 1, 1997 as a private limited liability company under Danish law and originally under the name ApS KBUS 8 NR. 4581. We are registered with the Danish Business Authority in Copenhagen, Denmark under registration number (CVR) no. 20045078. We changed our name to Peptide Probe Technologies ApS on August 22, 1997 and to Zealand Pharmaceuticals ApS on December 2, 1998. On December 22, 1998, we converted to a public limited liability company and changed our name to Zealand Pharmaceuticals A/S. On May 7, 2002, we changed our name to Zealand Pharma A/S. Our ordinary shares have been listed on Nasdaq Copenhagen since November 2010 and our ADSs have been listed on the Nasdaq Global Select Market in the United States since August 2017.

Our headquarters and registered office, where all our activities, including R&D, are currently conducted, is located at Smedeland 36, 2600 Glostrup, Denmark, and our telephone number is +45 88 77 36 00. Our website address is www.zealandpharma.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•                  a requirement to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•                  an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•                  reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•                  no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th and (4) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. We have taken advantage of some reduced reporting requirements in our public filings. Accordingly, the information that we provide shareholders may be different than the information you receive from other public companies in which you hold securities. In addition, it is possible that some investors will find our securities less attractive as a result of these elections, which may result in a less active trading market for our securities and higher volatility in our stock price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•                  our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•                  our expectations regarding the potential advantages of our product candidates over existing therapies;

•                  our development plans with respect to our product candidates;

•                  our ability to develop, acquire and advance product candidates into, and successfully complete, clinical trials;

•                  the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•                  the timing or likelihood of regulatory filings and approvals for our product candidates;

•                  the implementation of our business model and strategic plans for our business, product candidates and technology; and

•                  estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth herein as well as those incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus; our updates, if any, to those risk factors in our reports on Form 6-K; and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to Our Ordinary Shares and the ADSs

Holders of ADSs will not be directly holding our shares.

As a holder of the ADSs, you will not be treated as one of our shareholders and you will not have shareholder rights. Our depositary, The Bank of New York Mellon, will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have contractual ADS holder rights. The deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. ADS holders may only exercise voting rights with respect to the shares underlying their respective ADSs in accordance with the provisions of the deposit agreement. ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. The depositary will endeavor, as far as practical, subject to the laws of Denmark and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not ask the depositary to solicit your voting instructions, you may still send voting instructions to the depositary and, in that case, the depositary will endeavor to vote as you instruct. However, even if you instruct the depositary to vote the shares underlying your ADSs, we cannot guarantee that the depositary will vote in accordance with your instructions. Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not receive notice of the meeting far enough in advance to withdraw the shares.

An active and liquid market for the ADSs and our ordinary shares may not be sustained, which could harm the market price of the ADSs.

Although the ADSs are listed on Nasdaq and our ordinary shares are listed on Nasdaq Copenhagen, an active trading market for the ADSs may not be sustained. In the absence of an active trading market for the ADSs or ordinary shares, investors may not be able to sell their ADSs at the desired price or at the time that they would like to sell. In addition, although we expect the price of the ADSs in any offering made pursuant to this prospectus to be based on the closing price of the underlying ordinary shares on Nasdaq Copenhagen at the time of such offering, there is no guarantee that such price will be free from challenge by our existing shareholders based on allegations that it does not reflect the “market price” at which we are required by our articles of association and Danish law to sell our ordinary shares. Any such shareholder challenge could be time consuming and costly and, if decided in a manner unfavorable to us, could result in liability to us and our directors, and could prevent any such offering from closing.

The trading price of our equity securities may be volatile due to factors beyond our control, and purchasers of our ordinary shares and the ADSs could incur substantial losses.

The market prices of the ADSs and ordinary shares may be volatile. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their ADSs or shares at or above the price originally paid for the security. The market price for the ADSs and shares may be influenced by many factors, including, but not limited to:

•                  actual or anticipated fluctuations in our financial condition and operating results;

•                  the release of new data from the clinical trials of our product candidates;

•                  actual or anticipated changes in our growth rate relative to our competitors;

•                  competition from existing products or new products that may emerge;

•                  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•                  failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•                  issuance of new or updated research or reports by securities analysts;

•                  fluctuations in the valuation of companies perceived by investors to be comparable to us;

•                  currency fluctuations;

•                  share price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs;

•                  additions or departures of key management or scientific personnel;

•                  disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•                  changes to coverage policies or reimbursement levels by commercial third party payors and government payors and any announcements relating to coverage policies or reimbursement levels;

•                  announcement or expectation of additional debt or equity financing efforts;

•                  issuances or sales of our shares or ADSs by us, our insiders or our other shareholders; and

•                  general economic and market conditions.

These and other market and industry factors may cause the market price and demand for the ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares or ADSs and may otherwise negatively affect the liquidity of the trading market for ADSs.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our ordinary shares and the ADSs and their trading volume could decline.

The trading market for our ordinary shares and the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If no or only limited securities or industry analysts cover our company, the trading price for the ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades our equity securities or publishes inaccurate or unfavorable research about our business, the price of ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades our securities, demand for our ordinary share and the ADSs could decrease, which could cause the price of our ordinary shares and the ADSs or their trading volume to decline.

We intend to retain all available funds and any future earnings and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our ordinary shares and the ADSs.

We have never declared or paid any cash dividends on our shares, and we intend to retain all available funds and any future earnings to fund the development and expansion of our business. Therefore, you are not likely to receive any dividends on ordinary shares for the foreseeable future and the success of an investment in ordinary shares or ADSs will depend upon any future appreciation in their respective values. Consequently, investors may need to sell all or part of their holdings of ordinary shares or ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that our ordinary shares or the ADSs will appreciate in value or even maintain the price at which our investors have purchased them. Investors seeking cash dividends should not purchase the shares or ADSs. In addition, exchange rate fluctuations may affect the amount of Danish kroner that we are able to distribute, and the amount in U.S. dollars that our shareholders receive upon the payment of cash dividends or other distributions we declare and pay in Danish kroner, if any. Additionally, dividends will generally be subject to Danish withholding tax. See the section of this prospectus titled “Taxation.” ADS investors may also not realize all of the benefits of being a shareholder in our company. For instance, we may elect to offer subscription rights to our shareholders without offering such rights to ADS holders.

Investors should be aware that the rights provided to our shareholders and holders of ADSs under Danish corporate law and our articles of association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. company under applicable U.S. federal and state laws.

Under Danish corporate law, except in certain limited circumstances, which among other things requires, at a minimum, that a proposal for inspection has been supported by shareholders representing at least 25% of our total share capital, our shareholders may not ask for an inspection of our corporate records, while under Delaware corporate law any shareholder, irrespective of the size of such shareholder’s shareholdings, may do so. Shareholders of a Danish limited liability company are also unable to initiate a derivative action, a remedy typically available to shareholders of U.S. companies, in order to enforce a right of our company, in case we fail to enforce such right ourselves, other than in certain cases of, among other things, board member/management liability. In addition, a majority of our shareholders may release members of our board of directors or our executive management from any claim of liability we may have, including if such board member or manager has acted in bad faith or has breached his or her duty of loyalty. However, even though a majority of shareholders have released members of our board of directors or our executive management from any claim of liability we may have, a majority of shareholders may bring a derivative action on behalf of our company against, among other persons, members of our board of directors or our executive management, provided that the general meeting were not correctly and completely informed in all material respects of the circumstances of the act or omission giving rise to the claim of liability at the time of such shareholder resolution. In addition, if shareholders representing at least 10% of our share capital have opposed a shareholder resolution granting exemption from liability or waiving the right to commence legal proceedings, any shareholder may commence legal proceedings for the purpose of making the person(s) in question liable for the loss suffered by us. In contrast, most U.S. federal and state laws prohibit a company or its shareholders from releasing a board member from liability altogether if such board member has acted in bad faith or has breached such board member’s duty of loyalty to our company.

Additionally, distribution of dividends from Danish companies to foreign companies and individuals can be subject to non-refundable withholding tax, and not all receiving countries allow for deduction. See “Taxation”. Also, the rights as a creditor may not be as strong under Danish insolvency law as under U.S. law or other insolvency law, and consequently creditors may recover less in the event our company is subject to insolvency compared to a similar case including a U.S. debtor. In addition, the use of the tax asset consisting of the accumulated tax losses requires that we are able to generate positive taxable income and the use of tax losses carried forward to offset against future income is subject to certain restrictions and can be restricted further by future amendments to Danish tax law. Finally, Danish corporate law may not provide appraisal rights in the case of a business combination equivalent to or to the same extent as those generally afforded a shareholder of a U.S. company under applicable U.S. laws. For additional information on these and other aspects of Danish corporate law and our articles of association, see the section herein entitled “Description of Share Capital.” As a result of these differences between Danish corporate law and our articles of association, on the one hand, and U.S. federal and state laws, on the other hand, in certain instances, you could receive less protection as an equity holder of our company than you would as a shareholder of a U.S. company.

You may be subject to limitations on surrenders of your ADSs and the withdrawal of the underlying shares.

Temporary delays in the cancellation of your ADSs and withdrawal of the underlying shares may arise because the depositary has closed its books or we have closed our transfer books, the transfer of shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our shares. In addition, you may not be able to cancel your ADSs and withdraw the underlying shares when you owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities. See “Description of American Depositary Shares.”

Claims of U.S. civil liabilities may not be enforceable against us.

We are incorporated under the laws of Denmark. Substantially all of our assets are located outside the United States. The majority of our board members and employees reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. securities laws.

The United States and Denmark currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment given by a U.S. court, whether or not predicated solely upon U.S. securities laws, would not be enforceable in Denmark. Denmark’s recent accession to the Hague Convention of 30 June 2005 on Choice of Court Agreements (which provides, i.a., for the mutual recognition and enforcement of judgements between the contracting states) does not change the position under Danish law with respect to judgments rendered by a U.S. court as the United States has not ratified the convention.

In order to obtain a judgment that is enforceable in Denmark, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim again with a court of competent jurisdiction in Denmark. The Danish court will not be bound by the judgment by the U.S. court, but the judgment may be submitted as evidence. It is up to the Danish court to assess the judgment by the U.S. court and decide if and to what extent the judgment should be followed. Danish courts are likely to deny claims for punitive damages and may grant a reduced amount of damages compared to U.S. courts.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or members of our board of directors or our executive management, or certain experts named herein who are residents of Denmark or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country corporate governance practices rather than the corporate governance requirements of Nasdaq.

We qualify as a foreign private issuer under SEC and Nasdaq rules. We rely on home country governance requirements and certain exemptions thereunder rather than relying on the corporate governance and reporting requirements applicable to domestic SEC registrants listed on Nasdaq. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we currently publish annual and quarterly reports on our website pursuant to the rules of Nasdaq Copenhagen and furnish such financial reports to the SEC, we are not required to file such reports with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K that a domestic company is required to file under the Exchange Act. Accordingly, there may be less publicly available information concerning our company than there would be if we were not a foreign private issuer.

In addition, the Listing Rules for the Nasdaq Stock Market, or the Nasdaq Listing Rules, for domestic U.S. issuers require listed companies to have, among other things, a majority of their board members be independent, and to have independent director oversight of executive compensation, nomination of board members and corporate governance matters. While we intend to comply with these requirements, we are permitted to follow home country practice in lieu of the above requirements. Danish law does not require that a majority of our board consist of independent directors or the implementation of a nominating and corporate governance committee, and our board may thus in the future not include, or include fewer, independent directors than would be required if we were subject to the Nasdaq Listing Rules, or they may decide that it is in our interest not to have a compensation committee or nominating and corporate governance committee, or have such committees governed by practices that would not comply with the Nasdaq Listing Rules. We intend to follow home country practice with regard to, among other things, quorum requirements generally applicable to general meetings of shareholders. Danish law does not have a regulatory regime for the solicitation of proxies and the solicitation of proxies is not a generally accepted business practice in Denmark, thus our practice will vary from the requirement of Nasdaq Listing Rule 5620(b). In addition, our shareholders have authorized our board of directors to issue securities, including in connection with certain events such as the acquisition of shares or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, rights issues at or below market price, certain private placements, directed issues at or above market price, and issuance of convertible notes. To this extent, our practice varies from the requirements of Nasdaq Listing Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events. For an overview of our corporate governance principles, see “Description of Share Capital.” Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to these Nasdaq Listing Rule requirements.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As a foreign private issuer, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. The determination of foreign private issuer status is made annually on the last business day of our most recently completed second fiscal quarter. Accordingly, we will next make a determination with respect to our foreign private issuer status on June 30, 2019. There is a risk that we will lose our foreign private issuer status in the future. We would lose our foreign private issuer status if, for example, more than 50% of our assets are located in the United States and we continue to fail to meet additional requirements necessary to maintain our foreign private issuer status. As of December 31, 2018, an immaterial amount of our assets were located in the United States, although this may change if we expand our operations in the United States. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly greater than the costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP and modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers. Such conversion and modifications would involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers, which could also increase our costs.

U.S. holders of ordinary shares or ADSs may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Under the U.S. Internal Revenue Code of 1986, as amended, or Code, we will be a passive foreign investment company, or PFIC, for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets, including cash, consists of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, certain non-active royalties and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We have not yet determined whether we are likely to be classified as a PFIC for the taxable year ending December 31, 2019. There can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined below) holds ADSs, a U.S. Holder may be subject to adverse tax consequences if a mark-to-market election or a qualified electing fund, or QEF, election has not been made with respect to its ADSs. A U.S. Holder may incur significant additional U.S. federal income taxes on income resulting from certain distributions on, or any gain from the disposition of, such ADSs, as such income generally would be allocated over the U.S. Holder’s holding period for its ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC would be subject to tax as ordinary income earned in the current year, and all other amounts would be subject to tax at the highest rates of U.S. federal income taxation in effect for such years, with an interest charge then imposed on the resulting taxes in respect of such income. Furthermore, if we are a PFIC for any taxable year during which the U.S. Holder holds ADSs, dividends paid by us would not be eligible for preferential individual rates of U.S. federal income tax. In addition, U.S. Holders that own an interest in a PFIC are required to comply with certain reporting requirements.

A U.S. Holder may in certain circumstances mitigate the adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a QEF, or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. However, in the event that we are or become a PFIC, we do not intend to comply with the reporting requirements necessary to permit U.S. Holders to elect to treat us as a QEF. Furthermore, if a U.S. Holder were to make a mark-to-market election with respect to its ADSs, the U.S. Holder would be required to include annually in its U.S. federal taxable income (taxable at ordinary income rates) an amount reflecting any year end increase in the value of its ADSs. See “Tax Considerations.”

Holders of the ADSs may not be able to exercise the pre-emptive subscription rights related to the shares that they represent, and may suffer dilution of their equity holding in the event of future issuances of our shares.

Under the Danish Companies Act, our shareholders generally benefit from a pre-emptive subscription right on the issuance of shares for cash consideration only and not in the event of issuance of shares against non-cash contribution or debt conversion. Shareholders’ pre-emptive subscription rights, in the event of issuances of shares against cash payment, may be disapplied by a resolution of the shareholders at a general meeting of our shareholders and/or the shares may be issued on the basis of an authorization granted to the board of directors pursuant to which the board may disapply the shareholders’ pre-emptive subscription rights. ADS holders, and holders of ordinary shares located in the United States, would not be able to exercise pre-emptive rights unless we register the securities to which the rights relate under the Securities Act or an exemption from the registration requirements of the Securities Act is available. We are not required to register any securities, and an exemption may not be available. If rights are not made available to ADS holders, the depositary will try to sell the rights and will distribute any net proceeds it receives to the ADS holders entitled to them.

We are a Danish company with limited liability. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions.

We are a Danish company with limited liability. Our corporate affairs are governed by our Articles of Association and by the laws governing companies incorporated in Denmark. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights and obligations of shareholders and boards of directors in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our board is required by Danish law to consider the interests of our company, its shareholders, its employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, the interests of our shareholders. See “Description of Share Capital—Articles of Association and Danish Corporate Law.”

REASONS FOR THE OFFERING AND USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

PRINCIPAL MARKETS FOR OUR ORDINARY SHARES AND THE ADSs

Our ordinary shares have been listed on Nasdaq Copenhagen under the symbol “ZEAL” since November 23, 2010. ADSs representing our ordinary shares have been listed on The Nasdaq Global Select Market under the symbol “ZEAL” since August 9, 2017. Prior to those dates, there was no public trading market for our ordinary shares or ADSs.

DESCRIPTION OF SHARE CAPITAL

Set forth below is a summary of certain information concerning our share capital as well, as a description of certain provisions of our articles of association and relevant provisions of the Danish Companies Act. The summary includes certain references to, and descriptions of, material provisions of our articles of association and Danish law in force as of the date of this prospectus. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of association and applicable Danish law. Further, please note that if you are a holder of the ADSs, then you will not be treated as one of our shareholders and will not have any shareholder rights.

General

We were incorporated on April 1, 1997 as a private limited liability company under Danish law under the name ApS KBUS 8 NR. 4581 and are registered with the Danish Business Authority in Copenhagen, Denmark under registration number (CVR) no. 20045078. Our name was changed to Peptide Probe Technologies ApS on August 22, 1997 and to Zealand Pharmaceuticals ApS on December 2, 1998. On December 22, 1998, we were converted into a public limited liability company and changed our name to Zealand Pharmaceuticals A/S. On May 7, 2002, we changed our name to Zealand Pharma A/S. Our ordinary shares have been listed on Nasdaq Copenhagen since November 2010 and the ADSs have been listed on the Nasdaq Global Select Market in the United States since August 2017.

Our company’s headquarters and registered office where all our activities (including R&D) are currently conducted, is located at Smedeland 36, 2600 Glostrup, Denmark and our telephone number is +45 88 77 36 00. Our website address is www.zealandpharma.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Development of the Share Capital

As of November 2, 2010, we had one class of shares (prior to this date we had multiple classes of shares). As of December 31, 2018, our registered, issued and outstanding share capital was DKK 30,786,827 distributed into 30,786,827 ordinary shares of nominal value DKK 1 each. As of March 20, 2019, our registered, issued and outstanding share capital was DKK 31,661,686 distributed into 31,661,686 ordinary shares of nominal value DKK 1 each. The development of our share capital since November 2, 2010, when our previous multiple share class structure was changed to a single share class structure, is set forth in the table below.

	Capital Increase, No. of Shares	Gross Proceeds, DKKm	Share Capital, No. of Shares	Issued Share DKK Capital
Share capital at November 2, 2010			17,682,069	17,682,069
2010
Capital increase, November 2010 at a price of DKK 86 per share (cash)	4,336,047	372.9	22,018,116	22,018,116
Capital increase, December 2010 at a price of DKK 1 per share (cash)	852,407	0.9	22,870,523	22,870,523
2011
Capital increase, December 2011 at a price of DKK 26.30 per share (cash)	322,524	8.5	23,193,047	23,193,047

2015
Capital increases, March 2015 at prices of DKK 50.27 and DKK 77 per share (cash)	120,833	6.9	23,313,880	23,313,880
Capital increases, April 2015 at prices of DKK 94.60 and DKK 77 per share (cash)	106,220	9.4	23,420,100	23,420,100
Capital increases, June 2015 at prices of DKK 94.60 and DKK 77 per share (cash)	51,487	4.6	23,471,587	23,471,587
Capital increases, June 2015 at prices of DKK 94.60 and DKK 77 per share (cash)	46,521	4.2	23,518,108	23,518,108
Capital increases, September 2015 at prices of DKK 94.60 and DKK 77 per share (cash)	383,190	34.9	23,901,298	23,901,298
Capital increases, September 2015 at prices of DKK 77, DKK 94.60 and DKK 50.27 per share (cash)	150,702	12.7	24,052,000	24,052,000
Capital increase, November 2015 at a price of DKK 94.60 per share (cash)	60,843	5.8	24,112,843	24,112,843
Capital increases, November 2015 at prices of DKK 77 and 50.27 per share (cash)	176,456	13.2	24,289,299	24,289,299
Capital increase, December 2015 at a price of DKK 77 per share (cash)	63,470	4.9	24,352,769	24,352,769
2016
Capital increases, March 2016 at prices of DKK 77 and DKK 87.45 per share (cash)	46,613	3.9	24,399,382	24,399,382
Capital increase, April 2016 at a price of DKK 50.27, DKK 77 and DKK 87.45 per share (cash)	50,453	3.6	24,449,835	24,449,835
Capital increase, May 2016 at a price of DKK 50.27, DKK 77 and DKK 87.45 per share (cash)	43,071	2.6	24,492,906	24,492,906
Capital increase, June 2016 at a price of DKK 50.27, DKK 77 and DKK 87.45 per share (cash)	41,269	2.4	24,534,175	24,534,175
Capital increase, September 2016 at a price of DKK 77 per share (cash)	7,400	0.6	24,541,575	24,541,575
Capital increase, September 2016 at a price of DKK 50.27 and DKK 77 and DKK 87.45 (cash)	45,457	3.2	24,587,032	24,587,032
Capital increase, September 2016 at a price of DKK 96.90 per share (cash)	1,475,221	142.9	26,062,253	26,062,253
Capital increase, November 2016 at a price of DKK 77 per share (cash)	8,200	0.6	26,070,453	26,070,453
Capital increase, November 2016 at a price of DKK 50.27 and DKK

77 and DKK 87.45 per share (cash)	57,913	4.1	26,128,366	26,128,366
Capital increase, December 2016 at a price of DKK 77 per share (cash)	13,999	1.1	26,142,365	26,142,365
2017
Capital increase, March 2017 at a price of DKK 87.45 per share (cash)	9,500	0.8	26,151,865	26,151,865
Capital increase, April 2017 at a price of DKK 87.45 per share (cash)	22,000	1.9	26,173,865	26,173,865
Capital increase, May 2017 at a price of DKK 87.45 per share (cash)	5,000	0.4	26,178,865	26,178,865
Capital increase, June 2017 at a price of DKK 87.45 per share (cash)	8,537	0.7	26,187,402	26,187,402
Capital increase, August 2017 at a price of DKK 112.58 per share (cash)	4,375,000	492.5	30,562,402	30,562,402
Capital increase, August 2017 at a price of DKK 112.58 per share (cash)	156,250	17.6	30,718,652	30,718,652
Capital increase, September 2017 at a price of DKK 87.45 per share (cash)	1,500	0.1	30,720,152	30,720,152
Capital increase, September 2017 at a price of DKK 87.45 per share (cash)	28,675	2.5	30,748,827	30,748,827
Capital increase, November 2017 at a price of DKK 87.45 per share (cash)	2,500	0.2	30,751,327	30,751,327
2018
Capital Increase, September 2018 at a price of DKK 101.20 per share (cash)	7,500	0.76	30,758,827	30,758,827
Capital Increase, December 2018 at a price of DKK 75.90 per share (cash)	28,000	2,1	30,786,827	30,786,827
2019
Capital Increase, March 2019 at a price of DKK 75.90 per share (cash)	72,000	5.5	30,858,827	30,858,827
Capital Increase, March 2019 at a price of DKK 122.7524 per share (cash)	802,859	98.55	31,661,686	31,661,686

Authorizations to Our Board of Directors

Our board of directors is authorized to increase our share capital as follows:

•                  Until April 19, 2023, our board of directors is authorized to increase our share capital by issuing new shares by up to nominally DKK 6,150,265 of new shares (equal to 6,150,265 new shares of a nominal amount of DKK 1 per share). As of March 20, 2019 the nominal share capital increase available under this authorization is 5,347,406 (equal to 5,347,406 new shares of a nominal amount of DKK 1 per share). The capital increase shall be effected at market price and must be implemented without pre-emption rights for the existing shareholders. Our board of directors may decide to implement a capital increase by way of a cash contribution, contribution in kind or debt conversion. Further, during this period, our board of directors is authorized to increase our share capital by issuing new shares by up to a nominal amount of DKK 6,150,265 (equal to 6,150,265 new shares of a nominal amount of DKK 1 per share). Such capital increase shall be implemented with pre-emption rights for the existing shareholders and the subscription price may be a favorable price fixed by our board of directors. Our board of directors may decide to implement the capital increase by way of a cash contribution, contribution in kind or debt conversion. Any capital increases pursuant to such authorizations cannot exceed a total aggregate nominal amount of DKK 6,150,265.

•                  Until April 21, 2020, our board of directors is authorized to grant warrants with a right to subscribe for 2,750,000 shares. As of March 20, 2019, as a result of issuances and lapses of warrants, the number of warrants available for issuance under this authorization is 1,107,500. The shareholders will not have pre-emptive subscription rights when our board of directors exercises this authorization and the specific terms and conditions in this respect are to be determined by our board of directors. Our board of directors shall determine, in its discretion, the exercise price, as well as other terms and conditions for the warrants, provided that the exercise price corresponds to a minimum of the market price at the time of issuance of the warrants, unless such warrants are issued to employees. Pursuant to relevant provisions of the Danish Companies Act in force from time to time, our board of directors may reapply or reissue any lapsed non-exercised warrants, provided that such reapplication or reissue is made under terms and conditions and with the time limits specified under the authority.

New shares issued according to the authorizations listed above will rank pari passu with our existing shares in accordance with our articles of association.

Further, our board of directors is, in the period until the next annual general meeting, authorized on behalf of the company to acquire its own shares and/or ADSs for a total nominal value of up to 10% of our share capital. The price paid for such shares or ADSs may not deviate by more than 10% from the price quoted by Nasdaq Copenhagen or Nasdaq Global Select Market, respectively, at the time of acquisition.

Our Shares

As of December 31, 2018, our registered, issued and outstanding share capital was DKK 30,786,827, and excludes up to 1,853,359 shares that may be issued upon the exercise of outstanding warrants.

Our Warrants

Warrant Incentive Program

We have granted warrants to our executive management and selected employees of the company in 2005, 2007 and in each of the years between 2009 and 2018. Since our annual general meeting in 2012, it has been part of our remuneration policy that members of the board of directors are not permitted to participate in the warrant incentive program in their capacity as board members. Those board members who hold warrants are the employee representatives on our board of directors who have been granted such warrants in their capacity as employees.

Warrants are, and have been, granted pursuant to shareholder authorizations provided to our board of directors under our articles of association. The terms of the warrants, including the exercise price and the size of the grants, and our guidelines for incentive pay in force at the time of grant are fixed in accordance with this authorization. Warrants are granted for employee services and will typically become exercisable between approximately one to five years after the date of grant and may be exercised to subscribe for shares in a number of pre-defined exercise windows against payment of the exercise price. Unexercised warrants will lapse. Granted warrants are generally subject to provisions reflecting the principles of the Danish Stock Option Act, which allows for the forfeiture of unexercised warrants if the grantee separates from the company or one of our subsidiaries under circumstances in which the warrant holder is considered a “bad-leaver”, understood as, for example, being dismissed for cause or resigning without us having materially breached the employment contract. Warrant holders may maintain all granted warrants if they separate from the company or one of our subsidiaries under circumstances where they are considered as “good-leavers”, such as dismissal without cause, leaving us pursuant to an agreed severance agreement or retirement, warrant holder’s resignation due to our material breach of contract or the warrant holder’s death.

As of December 31, 2018, the material terms of our outstanding warrants and the holders of such warrants may be summarized as follows:

Time of grant/ warrant program	Exercise price (DKK)	Exercise period(s)	Executive management (number)	Other employees (number)	Total
February 2011 / Program of 2010	77	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from February 10, 2014 to February 10, 2016	—	—	—
November 2011 / Program of 2010	50.27	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from November 17, 2014 to November 17, 2016	—	—	—
February 2012 / Program of 2010	77	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from February 10,	—	—	—

		2015 to February 10, 2017
November 2012 / Program of 2010	113.3	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from November 19, 2015 to November 19, 2017	—	—	—
February 2013 / Program of 2010	87.45	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from February 10, 2016 to February 10, 2018	—	—	—
April 2014 / Program of 2010	75.9	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from April 1, 2017 to April 1, 2019	—	72,000	72,000
March 2015 / Program of 2010	127.05	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period	—	100,000	100,000

		from March 25, 2018 to March 25, 2020
May 2015 / Program of 2010	101.2	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from May 5, 2018 to May 5, 2020	—	46,359	46,359
May 2015 / Program of 2015	101.2	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from May 5, 2016 to May 5, 2020	—	—	—
May 2015 / Program of 2015	101.2	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from May 5, 2018 to May 5, 2020	75,000	267,250	342,250
April 2016 / Program of 2015	142.45	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from April 5,	25,000	296,750	321,750

		2019 to April 5, 2021
April 2016 / Program of 2015	142.45	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from April 5, 2017 to April 5, 2021	—	—	—
July 2016 / Program of 2015	138.6	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from July 15, 2019 to July 15, 2021	—	40,000	40,000
April 2017 / Program of 2015	135.3	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report and Q3 report during the period from April 6, 2020 to April 6, 2022	57,000	324,000	381,000
April 2017 / Program of 2015	135.3	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report, Q3 report during the period from April 6, 2018 to April 6, 2022	—	—	—
August 2017 / Program of 2015	142.45	Four weeks after the	—	—	—

		publication of respectively the annual report, Q1 report, Q2 report, Q3 report during the period from August 25, 2017 to August 25, 2022
August 2017 / Program of 2015	135.3	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report, Q3 report during the period from April 6, 2018 to April 6, 2022	—	—	—
May 2018 / Program of 2015	100.8	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report, Q3 report during the period from May 22, 2021 to May 22, 2023	60,000	450,000	510,000
October 2018 / Program of 2015	90.0	Four weeks after the publication of respectively the annual report, Q1 report, Q2 report, Q3 report during the period from October 15, 2021 to October 15, 2023	—	40,000	40,000

Total			217,000	1,636,359	1,853,359

Pre-emptive Rights

If our shareholders at a general meeting resolve to increase our share capital by a cash contribution, section 162 of the Danish Companies Act will apply. Under that section, shareholders have a pre-emptive right to subscribe for new shares in proportion to their existing shareholdings. However, the pre-emptive right may be derogated from by a majority comprising at least two-thirds of the votes cast, as well as at least two-thirds of the share capital represented at the general meeting, provided the share capital increase takes place at market price or nine-tenths of the votes cast, as well as at least nine-tenths of the share capital represented at the general meeting if the share capital increase takes place below market price, unless (i) such capital increase is directed at certain but not all shareholders (in which case all shareholders must consent); or (ii) such capital increase is directed at our employees whereby a majority comprising at least two-thirds of the votes cast, as well as at least two-thirds of the share capital represented at the general meeting is required. Further, the pre-emptive rights may be derogated from by an exercise of the board of directors of a valid authorization in our articles of association, provided that the share capital increase takes place at or above market price, unless adopted in accordance with the procedures as set out above.

Shareholders’ Register

We are obliged pursuant to Danish law to maintain a shareholders’ register (Ejerbog) for our ordinary shares. The shareholders’ register is maintained by Computershare A/S, Lottenborgvej 26, DK-2800 Kgs. Lyngby, Denmark, our Danish share registrar and transfer agent. It is mandatory that the shareholders’ register is maintained within the European Union and that it is available to public authorities.

Pursuant to the Danish Companies Act, public and private limited liability companies are required to register with the Danish Business Authority information regarding shareholders who own at least 5% of the share capital or the voting rights. Pursuant to this provision, we file registrations with the Danish Public Shareholders’ Register of the Danish Business Authority. Shareholders that exceed or fall below the ownership threshold must notify us, and we will subsequently file the information with the Danish Business Authority. Reporting is further required upon passing or falling below thresholds of 10%, 15%, 20%, 25%, 50%, 90%, and 100% as well as one-third and two-thirds of the votes or the share capital. This also applies to beneficial holders of our shares, such as holders of the ADSs.

Articles of Association and Danish Corporate Law

With respect to our articles of association, the following should be emphasized:

Objectives

Our company has been established with the objectives of engaging in research, trade, manufacture and related activities, primarily within the pharmaceutical industry.

Summary of Provisions Concerning Members of the Board of Directors and the Executive Management

We are managed by a board of directors of between four and seven members elected for a term of one year by our shareholders at our annual general meeting, which we refer to as a “general meeting.” Retiring directors are eligible for re-election. Additional members are elected pursuant to the statutory rules regarding representation of employees. The shareholders at the general meeting approve the remuneration of the board of directors.

The board of directors elects its own chairman and grants individual or joint powers of procuration. The board of directors prepares its own rules of procedure governing the performance of its duties.

We are bound by the joint signatures of the chairman of the board of directors with the Chief Executive Officer; the chairman of the board of directors jointly with another member of the board of directors; or one registered member of the executive management jointly with two members of the board of directors; or the joint signatures of the Chief Executive Officer and another registered member of the executive management; or all members of the board of directors jointly.

Rights and Restrictions in Relation to Existing Shares

•                  No share carries any special rights.

•                  Each share with a nominal value of DKK 1 carries one vote at general meetings.

•                  The shares are negotiable instruments, and no restrictions apply to the transferability of the shares.

•                  No shareholder shall be obliged to let his shares be redeemed in full or in part by us or by any other party, except as provided in the Danish Companies Act.

•                  All shares shall be registered in the names of the holders and shall be entered in our shareholders’ register.

Adoptions of decisions on our general meetings

All resolutions put to the vote of shareholders at general meetings are subject to adoption by a simple majority of votes, unless the Danish Companies Act or our articles of association prescribes other requirements.

Notice Convening Annual and Extraordinary General Meetings

General meetings shall be held in Greater Copenhagen (Storkøbenhavn). General meetings shall be convened by the board of directors giving not less than three weeks’ and not more than five weeks’ notice. General meetings shall be announced by publication in the IT information system of the Danish Business Authority and on our website. Furthermore, all shareholders registered in our shareholders’ register who have so requested shall be notified by letter or email. The notice shall set out the time and place for the general meeting and the issues to be considered at the general meeting. If the general meeting is to consider a proposal to amend our articles of association, then the notice shall specify the material content of the proposal.

A shareholder’s right to attend general meetings and to vote is determined on the basis of the shares that the shareholder owns on the registration date which date is one week before the general meeting is held.

Any shareholder shall be entitled to attend general meetings, provided he or she has requested an admission card from our offices not later than three days prior to the relevant meeting. The admission card will be issued to the shareholders registered in our shareholders’ register. The shareholder may attend in person or be represented by proxy, and a shareholder shall be entitled to attend together with an advisor. A shareholder may vote by proxy or by postal, and a form for this use shall be made available on our website no later than three weeks prior to the general meeting. A vote by mail must be received by us not later than three days prior to the general meeting in order to be counted at the general meeting.

Extraordinary general meetings shall be held as directed by the shareholders at the general meeting, the board of directors or an auditor, or upon a written request to the board of directors by shareholders holding not less than 5% of the share capital for consideration of a specific issue. The general meeting shall be convened with three to five weeks notice within 14 days after the proper request has been received by our board of directors.

Provisions as to the Level of Equity Investments to be Notified to Us and the Danish Authorities

Shareholders in Danish companies with shares admitted to trading and official listing on Nasdaq Copenhagen are, pursuant to Section 38 of the Danish Capital Markets Act, required to give simultaneous notice to the company and the Danish FSA of the shareholding in the company, when the shareholding reaches, exceeds or falls below thresholds of 5%, 10%, 15%, 20%, 25%, 50% or 90% and limits of one-third or two-thirds of the voting rights or nominal value of the total share capital.

A shareholder in a company means a natural or legal person who, directly or indirectly, holds: (i) shares in the company on behalf of himself and for his own account; (ii) shares in the company on behalf of himself, but for the account of another natural or legal person; or (iii) depository receipts, where such holder is considered a shareholder in relation to the underlying shares represented by the depository receipts.

The duty to notify set forth above further applies to natural and legal persons who are entitled to acquire, sell or exercise voting rights which are:

(i)                      held by a third party with whom that natural or legal person has concluded an agreement, which obliges them to adopt, by concerted exercise of the voting rights they hold, a lasting common policy towards the management of the issuer in question (common duty to inform for all parties to the agreement);

(ii)                   held by a third party under an agreement concluded with that natural or legal person providing for the temporary transfer of the voting rights in question in return for consideration;

(iii)    attached to shares which are lodged as collateral for that natural or legal person, provided the person controls the voting rights and declares an intention of exercising them;

(iv)    attached to shares in which that natural or legal person has a lifelong right of disposal;

(v)      held, or may be exercised within the meaning of (i) to (iv), by an undertaking controlled by that person or entity;

(vi)    attached to shares deposited with that natural or legal person and which the person can exercise at his own discretion in the absence of specific instructions from the shareholders;

(vii)    held by a third party in its own name on behalf of that person; or

(viii)  exercisable by that person through a proxy where that person may exercise the voting rights at his discretion in the absence of specific instructions of the shareholder.

The duty to notify set forth above also applies to anyone, who directly or indirectly holds (a) financial instruments that afford the holder either an unconditional right to acquire or the discretion as to his right to acquire existing shares (e.g., share options); and/or (b) financial instruments based on existing shares and with an economic effect equal to that of the financial instruments mentioned in (a), regardless of them not affording the right to purchase existing shares (e.g., the ADSs or, under the circumstances, cash-settled derivatives linked to the value of our shares or ADSs). Holding these kinds of financial instruments counts towards the thresholds mentioned above and may thus trigger a duty to notify by themselves or when accumulated with a holding of shares or ADSs. The Danish Financial Supervisory Authority, or the FSA, will in certain cases publish information concerning sanctions imposed, including, as a general rule, the name of the shareholder in question, as a consequence of non-compliance with the above rules.

The notification shall be made promptly but not later than four weekdays after the shareholder was aware or should have become aware of the completion of the transaction, and in accordance with the provisions of Danish Executive Order on Major Shareholders. The shareholder is deemed to have become aware of the completion of the transaction two weekdays after the completion of the transaction. The shareholder shall disclose the change in voting rights and shares, including the number of voting rights (and the division of voting rights between share classes, if applicable) and shares held directly or indirectly by the shareholder following the transaction. The notification shall further state the transaction date on which the threshold was reached or no longer reached and the identity of the shareholder as well as the identity of any natural or legal person with the right to vote on behalf of the shareholder and in the case of a group structure, the chain of controlled undertakings through which voting rights are effectively held. The information shall be notified to the company and simultaneously submitted electronically to the Danish FSA. Failure to comply with the notification requirements is punishable by fine or suspension of voting rights in instances of gross or repeated non-compliance.

When an obligation to notify rests on more than one natural or legal person, the notification may be made through a joint notification. However, use of a joint notification does not exempt the individual shareholders or natural or legal persons from their responsibilities in connection with the obligation to notify or the contents of the notification.

After receipt of the notification, but not later than three weekdays thereafter, the company shall publish the contents of the notification.

Furthermore, the general duty of notification under Section 55 of the Danish Companies Act in respect of notification of significant holdings (similar to the thresholds set out in the Danish Capital Markets Act Section 38) applies, including when the limit of 100% of the share capital’s voting rights or nominal value of the company is reached or are no longer reached.

EU Regulation No 596/2014 on Market Abuse and general disclosure requirements

EU Regulation No 596/2014 on market abuse, or the Market Abuse Regulation, applies to us and dealings concerning our shares and ADSs. In connection with our listing on The Nasdaq Global Select Market, we revised our internal code on possession and handling of inside information to cover trading in both our ordinary shares and ADSs and with respect to our board of directors’, executive management’s and employees’ dealings in our shares or in financial instruments the value of which is determined by the value of our shares so that it also covers the ADSs. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions, which can be imposed in the event of a violation of those rules.

In addition, the company is obliged to disclose certain other information to the public pursuant to the Danish Capital Markets Act, the Danish Executive Order on an Issuers’ Duty to Provide Information and the Issuer Rules of Nasdaq Copenhagen, regardless of whether this information amounts to inside information. Information which would have to be disclosed under these rules includes, for example: (i) changes to the board of directors, executive management and auditors; (ii) decisions to introduce incentive schemes; (iii) substantial changes in business activities; (iv) material acquisitions and divestments; (v) unexpected and significant deviations in the company’s financial result or position; (vi) proposed changes in the capital structure; and (vii) annual and interim reports and accounts. Furthermore, the company is required to make sure that no unauthorized person gains access to inside information prior to its publication to the market.

The EU Short Selling Regulation (EU Regulation 236/2012) Includes Certain Notification Requirements in connection with Short Selling of Shares Admitted to Trading on a Trading Venue (including Nasdaq Copenhagen) and Securities or Derivatives that Relate to Such Shares (including the ADSs).

When a natural or legal person reaches or falls below a net, short position of 0.2% of the issued share capital of a company that has shares admitted to trading on a trading venue, such person shall make a private notification (i.e. such notification will not be made public) to the relevant competent authority, which in Denmark is the FSA. The obligation to notify the FSA, moreover, applies in each case where the short position reaches or no longer reaches 0.1% above the 0.2% threshold. In addition, when a natural or legal person reaches or falls below a net short position of 0.5% of the issued share capital of a company that has shares admitted to trading on a trading venue and each 0.1% above that, such person shall make a public notification of its net short position via the FSA. The notification requirements apply to both physical and synthetic short positions. In addition uncovered short selling (naked short selling) of shares admitted to trading on a trading venue is prohibited.

Mandatory Tender Offers

The Danish Capital Markets Act (Part 8) and the Danish Executive Order on Takeover includes rules concerning public offers for the acquisition of shares admitted to trading on a regulated market (including Nasdaq Copenhagen).

If a shareholding is transferred, directly or indirectly, in a company with one or more share classes admitted to trading on a regulated market, to an acquirer or to persons acting in concert with such acquirer, the acquirer and the persons acting in concert with such acquirer, if applicable, shall give all shareholders of the company the option to dispose of their shares on identical terms, if the acquirer or the persons acting in concert with such acquirer gains control over the company as a result of the transfer.

Control as mentioned above exists if the acquirer or persons acting in concert with such acquirer, directly or indirectly, holds at least one-third of the voting rights in the company, unless it can be clearly proven in special cases that such ownership does not constitute control. An acquirer or persons acting in concert with such acquirer who does not hold at least one-third of the voting rights in a company, nevertheless has control when the acquirer has or persons acting in concert with such acquirer have:

•                  the right to control at least one-third of the voting rights in the company according to an agreement with other investors; or

•                  the right to appoint or dismiss a majority of the members of the central governing body.

Voting rights attached to treasury shares shall be included in the calculation of voting rights.

The Danish Capital Markets Act contains specific exemptions from the obligation to submit a mandatory takeover offer, including transfers of shares by inheritance or transfer within the same group and as a result of a creditor’s debt enforcement proceedings. Exemptions from the mandatory tender offer rules may be granted under special circumstances by the Danish FSA.

Limitation on Liability

Under Danish law, members of the board of directors or executive management may be held liable for damages in the event that loss is caused due to their negligence. They may be held jointly and severally liable for damages to the company and to third parties for acting in negligent violation of the articles of association and Danish law.

Comparison of Danish Corporate Law and Our Articles of Association and Delaware Corporate Law

The following comparison between Danish corporate law, which applies to us, and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Danish law, including the Danish Companies Act, and Delaware corporate law, including the Delaware General Corporation Law. Further, please note that if you are a holder of the ADSs, then you are not treated as one of our shareholders and do not have any shareholder rights in Zealand Pharma A/S.

Duties of Board Members

Denmark.    Public limited liability companies in Denmark are usually subject to a two-tier governance structure with the board of directors having the ultimate responsibility for the overall supervision and strategic management of the company in question and with executive management being responsible for the day-to-day operations. Each board member and member of the executive management is under a fiduciary duty to act in the interest of the company, but shall also take into account the interests of the creditors and the shareholders. Under Danish law, the members of the board of directors and executive management of a limited liability company are liable for losses caused by negligence when shareholders, creditors or the company itself suffer such losses. They may also, if acting negligent, be liable for wrongful information given in the annual financial statements or any other public announcements from the company. An investor suing for damages is required to prove its claim with regard to negligence and causation. Danish courts, when assessing negligence, have been reluctant to impose liability unless the directors and officers neglected clear and specific duties. This is also the case when it comes to liability with regard to public offerings or liability with regard to any other public information issued by the company.

Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Terms of the Members of Our Board of Directors

Denmark.    Under Danish law, the members of the board of directors of a limited liability company are generally appointed for a one-year term, although employee elected board members are elected for a four-year tenure. There is no limit on the number of consecutive terms the board members may serve. Pursuant to our articles of association, our board members are appointed by the general meeting of shareholders for a term of one year and are eligible for re-election. Election of board members is, according to our articles of association, an item that shall be included on the agenda for the annual general meeting. At any general meeting (including extraordinary general meetings), shareholders are entitled at all times to dismiss a board member by a simple majority vote.

Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes, of relatively equal size, with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Board Member Vacancies

Denmark.    Under Danish law, new board members are elected by the shareholders at a general meeting in the event of vacancies. Thus, a general meeting will have to be convened in order to fill a vacancy on the board of directors. However, the board of directors may choose to wait to fill vacancies until the next annual general meeting of the company, provided that the number of the remaining board members is greater than two. A statutory requirement to convene a general meeting to fill vacancies only arises if the number of remaining members on the board is less than three.

Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

Denmark.    Under Danish law, board members and their affiliates may not take part in any matter or decision-making that involves a subject or transaction in relation to which the board member has a conflict of interest with us.

Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•                  the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•                  the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•                  the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Board Members

Denmark.    In the event that a board member in a Danish limited liability company is unable to participate in a board meeting, the elected alternate, if any, shall be given access to participate in the board meeting. The members of our board of directors appointed by the general meeting have not elected alternates; however, the three board members elected by our employees have elected alternates. In a Danish limited liability company, unless the board of directors has decided otherwise, or as otherwise is set forth in the articles of association, the board member in question may grant a power of attorney to another board member, provided that this does not create risk to the company considering the agenda in question.

Delaware.    A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Rights

Notice of Meeting

Denmark.    According to the Danish Companies Act and as implemented in our articles of association, general meetings in listed limited liability companies shall be convened by the board of directors with a minimum of three weeks’ notice and a maximum of five weeks’ notice. A convening notice shall also be forwarded to shareholders recorded in our shareholders’ register who have requested such notification. There are specific requirements as to the information and documentation required to be disclosed in connection with the convening notice.

Delaware.    Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Voting Rights

Denmark.    Each share confers the right to cast one vote at the general meeting of shareholders, unless the articles of association provide otherwise. Each holder of shares may cast as many votes as it holds shares. Voting instructions may be given only in respect of a number of ADSs representing an integral number of shares or other deposited securities. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

ADS holders may only exercise voting rights with respect to the shares underlying their respective ADSs in accordance with the provisions of the deposit agreement, which provides that a holder may vote the shares underlying any ADSs for any particular matter to be voted on by our shareholders either by withdrawing the shares underlying the ADSs or, to the extent permitted by applicable law and as permitted by the depositary, by requesting temporary registration as shareholder and authorizing the depositary to act as proxy. The depositary will try, as far as practical, to vote the shares underlying the ADSs as instructed by the ADS holders.

Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event can a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

Denmark.    According to the Danish Companies Act, extraordinary general meetings of shareholders will be held whenever our board of directors or our appointed auditor requires. In addition, one or more shareholders each representing at least 5% of the registered share capital of the company may, in writing, require that a general meeting be convened. If such a demand is made, the board of directors shall convene the general meeting with three to five weeks notice within 14 days thereafter.

All shareholders have the right to present proposals for adoption at the annual general meeting, provided that the proposals are submitted at least six weeks prior to the meeting. In the event that the request is made at a later date, the board of directors will determine whether the proposals were made in due time to be included on the agenda.

Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting of stockholders. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

Denmark.    Under Danish law, shareholders may take action and pass resolutions by written consent if such consent is unanimous. However, for a listed company, this method of adopting resolutions is generally not feasible.

Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

Denmark.    The concept of appraisal rights does not exist under Danish law, except in connection with statutory redemption rights according to the Danish Companies Act.

According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital may, according to Section 70 of the Danish Companies Act, squeeze out the minority shareholders. In the event that the parties cannot agree to the redemption squeeze out price, this shall be determined by an independent evaluator appointed by the court. Additionally, there are specific regulations in Sections 249, 267, 285 and 305 of the Danish Companies Act that require compensation in the event of national or cross-border mergers and demergers. Moreover, shareholders who vote against a cross-border merger or demerger are, according to Sections 286 and 306 of the Danish Companies Act, entitled to have their shares redeemed.

Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder Suits

Denmark.    Under Danish law, only a company itself can bring a civil action against a third party; an individual shareholder does not have the right to bring an action on behalf of a company. However, if shareholders representing at least 10% of the share capital have opposed at a general meeting a decision to grant discharge to a member of our board of directors or our executive management or refrain from bringing law suits against, among other persons, a member of our board of directors or executive management, a shareholder may bring a derivative action on behalf of our company against, among other persons, a member of our board of directors or executive management. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a negligent act directly against such individual shareholder.

Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

Denmark.    Danish limited liability companies may not subscribe for newly issued shares in their own capital. Such companies may, however, according to the Danish Companies Act Sections 196-201, acquire fully paid shares of themselves, provided that the board of directors has been authorized to do so by the shareholders at a general meeting. Such authorization can only be given for a maximum period of five years and the authorization shall fix (i) the maximum value of the shares and (ii) the minimum and the highest amount that the company may pay for the shares. Such purchase of shares may generally only be acquired using distributable reserves. In addition, the board of directors may, on behalf of the company, acquire the company’s own shares, without authorization, in case it is necessary to avoid a considerable and imminent detrimental effect on the company and provided certain conditions are met. In case the company has acquired its own shares under such circumstances the board of directors is obligated to inform the shareholders of such acquisition at the next general meeting.

Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions

Denmark.    Under Danish law, it is possible to implement limited protective anti-takeover measures. Such provisions may include, among other things, (i) different share classes with different voting rights and (ii) notification requirements concerning participation in general meetings. We have currently not adopted any such provisions, except for the obligation to request an admission card. See “Description of Share Capital—Articles of Association and Danish Corporate Law—Notice Convening Annual and Extraordinary General Meetings.”

Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•                  the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

•                  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•                  after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.

Inspection of Books and Records

Denmark.    According to Section 150 of the Danish Companies Act, a shareholder may, at the annual general meeting or at a general meeting whose agenda includes such item, request an inspection of the company’s books regarding specific issues concerning the management of the company or specific annual reports. If approved by shareholders with a simple majority, one or more investigators are elected. If the proposal is not approved by a simple majority but 25% of the share capital votes in favor of the proposal, then the shareholder can request the court to appoint an investigator.

Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.

Pre-Emptive Rights

Denmark.    As a general rule, shareholders of the company are entitled to subscribe for new shares in proportion to their existing shareholdings in the event of a cash increase of the share capital. Such a cash increase of the share capital can be resolved by the general meeting by at least two-thirds of the votes cast as well as at least two-thirds of the share capital represented at the general meeting.

However, in the below-mentioned scenarios, the general meeting may resolve to depart from the shareholders’ right to proportionate subscription if the following voting requirements are met:

•                  two-thirds majority requirement: if the new shares issued in connection with the capital increase are subscribed for at market price for the benefit of some of the existing shareholders, the above-mentioned two-thirds majority requirement applies;

•                  consent requirement: if the new shares issued in connection with the capital increase are subscribed for at a discount for the benefit of some of the existing shareholders, consent from the shareholders who do not get an opportunity to participate in the capital increase must be obtained;

•                  two-thirds majority requirement: if the new shares issued in connection with the capital increase are subscribed for at market price for the benefit of parties other than the existing shareholders (i.e., a third party or employees of the company), the above-mentioned two-thirds majority requirement applies; and

•                  nine-tenths majority requirement: if the new shares issued in connection with the capital increase are subscribed for at discount for the benefit of parties other than the existing shareholders or the employees of the company, the voting requirement is at least nine-tenths of the votes cast as well as at least nine-tenths of the share capital represented at the general meeting.

The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations described above under the caption “Authorizations to our Board of Directors.”

Unless future issuances of new shares are registered under the Securities Act or with any authority outside Denmark, U.S. shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights under U.S. securities law.

Delaware.    Under the Delaware General Corporation Law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

Denmark.    Under Danish law, the distribution of ordinary and interim dividends requires the approval of a company’s shareholders at a company’s general meeting. In addition the shareholders may authorize the board of directors to distribute interim dividends. The shareholders may not resolve to the distribution of dividends in excess of the recommendation from the board of directors and we may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law after deduction of loss carried forward. It is possible under Danish law to pay out interim dividends. The decision to pay out interim dividends shall be accompanied by a balance sheet, and the board of directors determines whether it will be sufficient to use the statement of financial position from the annual report or if an interim statement of financial position for the period from the annual report period until the interim dividend payment shall be prepared. If interim dividends are paid out later than six months following the end of the financial year for the latest annual report, an audited interim balance sheet showing that there are sufficient funds shall always be prepared.

Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Shareholder Vote on Certain Reorganizations

Denmark.    Under Danish law, all amendments to the articles of association shall be approved by the general meeting of shareholders with a minimum of two-thirds of the votes cast and two-thirds of the share capital represented at the general meeting. The same applies to solvent liquidations, mergers with the company as the discontinuing entity, mergers with the company as the continuing entity if shares are issued in connection therewith and demergers. Under Danish law, it is debatable whether the shareholders must approve a decision to sell all or virtually all of the company’s business/assets.

Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required. However, under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Amendments to Governing Documents

Denmark.    All resolutions made by the general meeting may be adopted by a simple majority of the votes, subject only to the mandatory provisions of the Danish Companies Act and the articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose any or increase any obligations of the shareholders towards the company require unanimity.

Delaware.    Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our shares is Computershare A/S, Kongevejen 418, Øverød, DK-2840 Holte, Denmark.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers ADSs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with the Copenhagen office of Danske Bank A/S, as custodian for the depositary in Denmark. Each ADS also represents any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. A copy of our Deposit Agreement among us, the depositary, owners and holders of ADSs was filed with the SEC as an exhibit to our registration statement on Form F-1/A filed on August 3, 2017 (File No. 333-219184).

Any ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon exercise of warrants, can be deposited for delivery of ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (a) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (b) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Danish law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find Additional Information; Incorporation by Reference.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See the section entitled “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders.  This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How can ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights of Deposited Securities

How do you vote?

ADS holders eligible to vote may instruct the depositary to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

If we requested the depositary to act, the depositary will endeavor, as far as practical, subject to the laws of Demark and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we did not ask the depositary to act, you can still send voting instructions and the depositary will endeavor to carry out those instructions, but it is not required to do so.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon and copies of materials to be made available to ADS holders as far in advance of the meeting date as practicable.

Fees and Expenses of Depositary

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$0.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Liability of Owner for Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for the surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination of the Deposit Agreement

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•                  60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•                  we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

•                  we appear to be insolvent or enter insolvency proceedings;

•                  all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•                  there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•                  there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•                  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•                  are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our ligations under the deposit agreement;

•                  are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•                  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•                  are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•                  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•                  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder of ADSs, to the fullest extent permitted by applicable law, waive the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•                  payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•                  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•                  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•                  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•                  when you owe money to pay fees, taxes and similar charges; and

•                  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary.

The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of prerelease, although the depositary may disregard this limit from time to time if it determines it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•                       through underwriters or dealers;

•                       directly to a limited number of purchasers or to a single purchaser;

•                       through agents; or

•                       through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•                       block transactions and transactions on the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale;

•                       purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•                       ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•                       sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•                       sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•                       the name or names of any underwriters, dealers or agents;

•                       the method of distribution;

•                       the public offering price or purchase price and the proceeds to us from that sale;

•                       the expenses of the offering;

•                       any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•                       all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•                       any other information regarding the distribution of the securities that we believe to be material.

Any ordinary shares will be listed on Nasdaq Copenhagen and any ADSs will be listed on The Nasdaq Global Select Market. Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation by Reference” below.

TAXATION

Taxation in Denmark

A general summary of certain Danish tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

Taxation in the United States

A general summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

EXCHANGE CONTROLS

There are no laws or regulations in Denmark that restrict the export or import of capital (except for certain investments in certain domains in accordance with applicable resolutions adopted by the United Nations or the European Union), including, but not limited to, foreign exchange controls, or which affect the remittance of dividends, interest or other payments to non-resident holders of our ordinary shares.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the year ended December 31, 2018 and in our Form 6-Ks incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2018.

EXPENSES

The following table sets forth the expenses, other than any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part. All amounts are estimated other than the SEC registration fee.

SEC registration fee	$24,240
FINRA filing fees	*
Nasdaq Global Market Fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous expenses	*

Total	$ *

*                 To be provided in a prospectus supplement or in a report on Form 6-K subsequently incorporated by reference into this prospectus.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to Danish law will be passed upon by Plesner, Copenhagen, Denmark. Certain matters in respect of U.S. securities laws may be opined upon by Cooley LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2018, have been audited by Deloitte Statsautoriseret Revisionspartnerselskab, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement of the 2017 and 2016 financial statements to correct a misstatement in relation to royalty revenue and royalty expenses as described in Note 1 to the consolidated financial statements). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Statsautoriseret Revisionspartnerselskab are located at Weidekampsgade 6, 2300 Copenhagen, Denmark.

ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of Denmark, with a domicile in the municipality of Glostrup, Denmark.

All of the members of the board of directors and the executive board named herein, except Rosemary Crane, are residents of Denmark or other jurisdictions outside the United States. A substantial portion of ours and such persons’ assets are located in Denmark or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or us with respect to litigation that may arise under U.S. law or to enforce against them or our company judgments obtained in U.S. courts, whether or not such judgments were made pursuant to civil liability provisions of the federal or state securities laws of the United States or any other laws of the United States.

We have been advised by our Danish legal advisors, Plesner, that there is not currently a treaty between the United States and Denmark providing for reciprocal recognition and enforceability of judgments rendered in connection with civil and commercial disputes and, accordingly, that a final judgment (other than arbitration awards) rendered by a U.S. court based on civil liability would not be enforceable in Denmark. Denmark’s recent accession to the Hague Convention of 30 June 2005 on Choice of Court Agreements (which provides, i.a., for the mutual recognition and enforcement of judgements between the contracting states) does not change the position under Danish law with respect to judgments rendered by a U.S. court as the United States has not ratified the convention. It is uncertain whether Danish courts would allow actions to be predicated on the securities laws of the United States or other jurisdictions outside Denmark. Danish courts are likely to deny claims for punitive damages and may grant a reduced amount of damages compared to U.S. courts.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.zealandpharma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•                  Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 15, 2019; and

•                  Our reports on Form 6-K furnished to the SEC on March 15, 2019, March 20, 2019 and March 22, 2019; and

•                  the description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-38178), filed with the SEC on August 3, 2017, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Zealand Pharma A/S

Smedeland 36

2600 Glostrup (Copenhagen)

Denmark

+45 88 77 36 00

Attention: Investor Relations

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ZEALAND PHARMA A/S

$ 200,000,000

Ordinary Shares

Including Ordinary Shares Represented by American Depositary Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.   Indemnification of Directors and Officers. According to the Danish Companies Act, the general meeting is allowed to discharge our board members and members of our executive management from liability for any particular financial year based on a resolution relating to the financial statements. This discharge means that the general meeting will relieve members of our board of directors and members of the executive management from liability to the company. However, the general meeting cannot discharge any claims by individual shareholders or other third parties.

Additionally, at the extraordinary general meeting held on 31 July 2017, the general meeting resolved to let the company indemnify the members of our board of directors in relation to certain claims in relation to the initial offering and the admission to trading on the Nasdaq Global Select Market of the ADSs and the company’s subsequent status as listed in the United States. At the extraordinary general meeting held on 31 July 2017, the general meeting also resolved to authorize our board of directors to resolve to let the company indemnify the executive management and the company’s employees in relation to certain claims in relation to the initial offering and the admission to trading on the Nasdaq Global Select Market of the ADSs and the company’s subsequent status as listed in the United States which authorization was inserted as a new article 14.2 of our articles of association. At the board meeting held on 9 August 2017, our board of directors resolved to exercise this authorization to let the company indemnify the executive management and the company’s employees in relation to certain claims in relation to the initial offering and the admission to trading on the Nasdaq Global Select Market of the ADSs and the company’s subsequent status as listed in the United States. The indemnification is limited to a maximum amount per claim per person equivalent to the gross proceeds obtained by the company from the initial offering. The indemnification shall remain in force for a period of five years after the resignation of the indemnified person from such person’s position with the company. The indemnification will not apply in specific circumstances, including in the case of an indemnified person’s criminal offence, gross negligence or willful acts or omissions.

There is a risk that such indemnification will be deemed void under Danish law, either because the indemnification is deemed contrary to the rules on discharge of liability in the Danish Companies Act (as set forth above, because the indemnification is deemed contrary to sections 19 and 23 of the Danish Liability and Compensation Act, which contain mandatory provisions on re-course claims between an employee (including members of the executive management) and the company, or because the indemnification is deemed contrary to the general provisions of the Danish Contracts Act.

In addition to such indemnification, we provide our board members and executive management with directors’ and officers’ liability insurance.

Item 9.   Exhibits.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement.

4.1(1)	Articles of Association of Zealand Pharma A/S.

4.2(2)	Deposit Agreement by and among Zealand Pharma A/S, The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder.

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

5.1	Opinion of Plesner.

23.1	Consent of Deloitte Statsautoriseret Revisionspartnerselskab.

23.2	Consent of Plesner (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

(1) Incorporated by reference to the registrant’s report on Form 6-K furnished to the SEC on March 22, 2019.

(2) Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement filed on Form F-1/A on August 3, 2017.

* To be filed, if applicable, by amendment or by a report filed under the Exchange Act in connection with the offering of the securities and incorporated herein by reference.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

(A) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended,, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended,, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on April 1, 2019.

ZEALAND PHARMA A/S

By:	/s/ Adam Steensberg
Name:	Adam Steensberg
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam Steensberg and Ivan Mourits Moller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to said registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Steensberg	Chief Executive Officer (Principal Executive Officer)	April 1, 2019
Adam Steensberg

/s/ Ivan Mourits Moller	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 1, 2019
Ivan Mourits Moller

/s/ Martin Nicklasson	Chairman of the Board of Directors	April 1, 2019
Martin Nicklasson

/s/ Rosemary Crane
Rosemary Crane	Director	April 1, 2019

/s/ Hanne Heidenheim Bak
Hanne Heidenheim Bak	Director	April 1, 2019

/s/ Kirsten A. Drejer
Kirsten A. Drejer	Director	April 1, 2019

/s/ Catherine Moukheibir
Catherine Moukheibir	Director	April 1, 2019

/s/ Alain Munoz
Alain Munoz	Director	April 1, 2019

/s/ Michael J. Owen
Michael J. Owen	Director	April 1, 2019

/s/ Jens Peter Stenvang
Jens Peter Stenvang	Director	April 1, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zealand Pharma A/S, has signed this registration statement on April 1, 2019.

By:	/s/ Miriam I. Katz
Name:	Miriam I. Katz
Title:	Assistant Secretary